Exhibit 16.1

August 26, 2004

Securities and Exchange Commission

Mail Stop 11-3

450 5th Street, N.W.

Washington, D.C. 20549

Dear Sirs/Madams:

We have read the section entitled “Change of Independent Registered Public Accounting Firm” included in Amendment No. 1 to International Securities Exchange Inc.’s Registration Statement No. 333-117145 on Form S-1 dated August 26, 2004, and we have the following comments on this section:

1.    We agree with the statements made in paragraph 2.

2.    We have no basis on which to agree or disagree with the statements made in paragraphs 1,3 and 4.

Yours truly,

/S/ DELOITTE & TOUCHE LLP

New York, New York